EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 4 to this Registration Statement on Form S-1/A of our report dated October 20, 2010, relating to the financial statements of Flint Telecom Group, Inc. We also consent to the reference to our firm under the headings “Experts” in such registration statement.

/s/L.L. Bradford & Company, LLC
Las Vegas, Nevada
May 3, 2011